As filed with the Securities and Exchange Commission on April 9, 2013

Registration No. 333-174709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0987913
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

80 Lamberton Road

Windsor, CT 06095

(860) 298-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William C. Stone

Chairman of the Board and Chief Executive Officer

SS&C Technologies Holdings, Inc.

80 Lamberton Road

Windsor, CT 06095

(860) 298-4500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David A. Westenberg, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

DEREGISTRATION OF SECURITIES

On July 12, 2011, the Securities and Exchange Commission declared the effectiveness of the Registration Statement on Form S-3 (Registration No. 333-174709) (the “Registration Statement”) filed by SS&C Technologies Holdings, Inc. (“SS&C”) with respect to the resale of an aggregate of 10,000,000 shares of common stock, par value $0.01 per share, of SS&C (the “Shares”). The Registration Statement was filed by SS&C for the benefit of the holders of the Shares.

In accordance with SS&C’s undertaking pursuant to Regulation S-K Item 512(a)(3), SS&C is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the 3,000,000 Shares not sold by the holders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on April 9, 2013.

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ William C. Stone
William C. Stone
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Stone William C. Stone	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 9, 2013

/s/ Patrick J. Pedonti Patrick J. Pedonti	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2013

* Normand A. Boulanger	Director	April 9, 2013

* Campbell R. Dyer	Director	April 9, 2013

* William A. Etherington	Director	April 9, 2013

* Allan M. Holt	Director	April 9, 2013

* Claudius E. Watts, IV	Director	April 9, 2013

* Jonathan E. Michael	Director	April 9, 2013

* David A. Varsano	Director	April 9, 2013

* By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Attorney-in-Fact